EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-42086 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report dated April 2, 2001 which was included in the annual report on Form 10-K of KleenAir Systems, Inc. for the year ended December 31, 2000.



/s/ ROBERT EARLY & COMPANY, P.C.


Abilene, Texas
April 12, 2001
















                                EXHIBIT 23.1